UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2015

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 10, 2015, Premier, Inc. (the “Company”), Premier Healthcare Alliance, L.P., Premier Services, LLC and the selling stockholders identified therein (the “Selling Stockholders”) entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as underwriters and representatives of the several underwriters identified therein (the “Underwriting Agreement”). Pursuant to the terms and conditions of the Underwriting Agreement, the Selling Stockholders agreed to sell 4,033,198 shares of Class A common stock of the Company at a per share price to the public of $34.50. The sale of the shares of Class A common stock was registered with the Securities and Exchange Commission on a Registration Statement on Form S-3 (Reg. No. 333-199158).

The transaction closed on November 16, 2015. The press releases issued in connection with this transaction are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement dated as of November 10, 2015, among the Company, Premier Healthcare Alliance, L.P., Premier Services, LLC, the Selling Stockholders and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as underwriters and representatives of the several underwriters identified therein.

99.1	Press Release dated November 10, 2015, regarding launch.

99.2	Press Release dated November 10, 2015, regarding pricing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
	Name:	Susan D. DeVore
	Title:	Chief Executive Officer and President

Date: November 16, 2015